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                                                                   EXHIBIT 23(a)

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

We consent to the incorporation by reference in Registration Statement Nos. 333-37117 and 333-84633 on Form S-3 and Registration Statement No. 333-84637 on Form S-4 of Science Applications International Corporation of our report dated April 6, 2000, appearing in this Annual Report on Form 10-K of Science Applications International Corporation for the year ended January 31, 2000. We also consent to the incorporation by reference in Registration Statement Nos. 333-37117 and 333-84633 on Form S-3 and Registration Statement No. 333-84637 on Form S-4 of Science Applications International Corporation of our report dated April 21, 2000 relating to the Science Applications International Corporation Cash or Deferred Arrangement, our report dated March 20, 2000 relating to the Telcordia Technologies Savings and Security Plan and our report dated March 20, 2000 relating to the Telcordia Technologies Savings Plan for Salaried Employees for the year ended January 31, 2000.

Our audit on the financial statements of Science Applications International Corporation referred to in the aforementioned report also included the financial statement schedule of Science Applications International Corporation on page F-33. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
April 25, 2000